UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WESTERN RIDGE MINERALS, INC.
(Exact name of Registrant as specified in its charter)

Nevada	1000	n/a
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

#404, 10153 – 117th Street, Edmonton, Alberta, Canada	T5K 1X5
(Name and address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (780) 906-5189

Approximate date of commencement of proposed sale to the public:	As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.|__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |__|                                                                           Accelerated filer |__|

Non-accelerated filer |__|                                                                Smaller reporting company |X|

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (1)	AMOUNT OF REGISTRATION FEE

Common Stock	1,676,400	$0.15(1)	$251,460	$9.89(2)

(1)	This price was arbitrarily determined by Western Ridge Minerals, Inc.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

COPIES OF COMMUNICATIONS TO:
Western Ridge Minerals, Inc.
Attn: Marco Bastidas, President
#404, 10153 – 117th Street, Edmonton, AB, Canada T5K 1X5
Ph: (780) 906-5189

SUBJECT TO COMPLETION, Dated May 6, 2008

PROSPECTUS
WESTERN RIDGE MINERALS, INC.
1,723,450
SHARES OF COMMON STOCK
INITIAL PUBLIC OFFERING
___________________

The selling shareholders named in this prospectus are offering up to 1,676,400 shares of common stock offered through this prospectus.  We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities.  We have, however, set an offering price for these securities of $0.15 per share.  We will use our best efforts to maintain the effectiveness of the resale registration statement from the effective date through and until all securities registered under the registration statement have been sold or are otherwise able to be sold pursuant to Rule 144 promulgated under the Securities Act of 1933.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.15	None	$0.15
Total	$251,460	None	$251,460

Our common stock is presently not traded on any market or securities exchange.  The sales price to the public is fixed at $0.15 per share until such time as the shares of our common stock are traded on the NASD Over-The-Counter Bulletin Board.  Although we intend to apply for quotation of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize.  If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section of this Prospectus entitled "Risk Factors."

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus Is: May 6, 2008

Page
Summary	5
Risk Factors	7
Risks Related To Our Financial Condition and Business Model	7
If we do not obtain additional financing, our business will fail	7
Because we will need additional financing to fund our extensive exploration activities, our auditors believe there is substantial doubt about our ability to continue as a going concern	7
Because we have only recently commenced business operations, we face a high risk of business failure	8
Because our executive officers do not have any training specific to the technicalities of mineral exploration, there is a higher risk our business will fail	8
Because we conduct our business through verbal agreements with consultants and arms-length third parties, there is a substantial risk that such persons may not be readily available to us and the implementation of our business plan could be impaired.	8
Because of the unique difficulties and uncertainties inherent in the mineral exploration business, we face a high risk of business failure	8
Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability	9
Because our president has agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail	9
Because our president, Mr. Marco Bastidas, owns 54.58% of our outstanding common stock and serves as our sole director, investors may find that corporate decisions influenced by Mr. Bastidas are inconsistent with the best interests of other stockholders	9
Because our president, Mr. Marco Bastidas, owns 54.58% of our outstanding common stock the market price of our shares would most likely decline if he were to sell a substantial number of shares all at once or in large blocks.	10
If we are unable to successfully compete within the mineral exploration business, we will not be able to achieve profitable operations.	10
Because of factors beyond our control which could affect the marketability of any substances found, we may have difficulty selling any substances we discover.	10
Risks Related To Legal Uncertainty	11
Because we will be subject to compliance with government regulation which may change, the anticipated costs of our exploration program may increase	11
If Native land claims affect the title to our mineral claims, our ability to prospect the mineral claims may be lost.	11
Because the Province of Newfoundland and Labrador owns the land covered by the Appleton #2 mineral claims, our availability to conduct an exploratory program on the Appleton #2 mineral claim is subject to the consent of the Province of Newfoundland and Labrador and we can be ejected from the land and our interest in the land could be forfeit.	11

Because new legislation, including the Sarbanes-Oxley Act of 2002, increases the cost of compliance with federal securities regulations as well as the risks of liability to officers and directors, we may find it more difficult for us to retain or attract officers and directors.	12
Risks Related To This Offering	12
If a market for our common stock does not develop, shareholders may be unable to sell their shares	12
If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline	12
Because we will subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board the level of trading activity in our stock may be reduced.	13
If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.	13
Forward-Looking Statements	13
Use of Proceeds	14
Determination of Offering Price	14
Dilution	14
Selling Shareholders	14
Plan of Distribution	17
Description of Securities	18
Interest of Named Experts and Counsel	20
Description of Business	20
Description of Property	27
Legal Proceedings	28
Market for Common Equity and Related Stockholder Matters	29
Financial Statements	31
Plan of Operations	32
Changes in and Disagreements with Accountants	34
Directors and Executive Officers	34
Executive Compensation	35
Security Ownership of Certain Beneficial Owners and Management	37
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	38
Certain Relationships and Related Transactions	38
Available Information	39
Dealer Prospectus Delivery Obligation	39
Other Expenses of Issuance and Distribution	40
Indemnification of Directors and Officers	40
Recent Sales of Unregistered Securities	41
Table of Exhibits	42
Undertakings	42
Signatures	44

Summary

Western Ridge Minerals, Inc.

We are in the business of mineral exploration.  We have acquired a 100% interest in the Appleton #2 mineral claim located in northeastern Newfoundland in Canada.   Our ownership in the Appleton #2 claim was electronically staked and recorded under the electronic mineral claim staking and recording procedures of the Online Mineral Claims Staking System administered by the Department of Natural Resources, Government of Newfoundland and Labrador, Canada.  A party is able to stake and record an interest in a particular mineral claim if no other party has an interest in the said claim that is in good standing and on record.  There is no formal agreement between us and/or our subsidiary and the Government of Newfoundland and Labrador.

We have not commenced our planned exploration program. Our plan of operations is to conduct mineral exploration activities on the Appleton #2 mineral claim in order to assess whether this claim possess commercially exploitable mineral deposits. Our exploration program is designed to explore for commercially viable deposits of gold and other metallic minerals.  We have not, nor to our knowledge has any predecessor, identified any commercially exploitable reserves of these minerals on the Appleton #2 mineral claim.  We are an exploration stage company and there is no assurance that a commercially viable mineral deposit exists on the Appleton #2 mineral claim.

The mineral exploration program, consisting of geological mapping, sampling, geochemical analyses, and trenching is oriented toward identifying areas of mineralized bedrock within the Appleton #2 mineral claim.

Currently, we are uncertain of the number of mineral exploration phases we will conduct before concluding whether there are commercially viable minerals present on the Appleton #2 mineral claim.  Further phases beyond the current exploration program will be dependent upon a number of factors such as a consulting geologist’s recommendations based upon ongoing exploration program results, and our available funds.

Since we are in the exploration stage of our business plan, we have not yet earned any revenues from our planned operations. As of March 31, 2008, we had $26,928 cash on hand and no liabilities. Accordingly, our working capital position as of March 31, 2008 was $26,928.  Since our inception through March 31, 2008, we have incurred a net loss of $3,695.  We attribute our net loss to having no revenues to offset our expenses and the professional fees related to the creation and operation of our business.

Our fiscal year ended is March 31.

We were incorporated on August 16, 2007, under the laws of the state of Nevada. Our principal offices are located at #404, 10153 – 117th Street, Edmonton, Alberta, Canada T5K 1X5. Our resident agent is Val-U-Corp Services, Inc., 1802 N. Carson St., #212, Carson City, NV 89701.  Our phone number is (780) 906-5189.

The Offering

Securities Being Offered	Up to 1,676,400 shares of our common stock.

Offering Price and Alternative Plan of Distribution
The offering price of the common stock is $0.15 per share.  We intend to apply to the NASD over-the-counter bulletin board to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering	None

Securities Issued and to be Issued
5,496,400 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders. There will be no increase in our issued and outstanding shares as a result of this offering.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data	From Inception on August 16, 2007 through March 31, 2008 (audited)

Cash	$26,928
Total Assets	26,928
Liabilities	0
Total Stockholder’s Equity (Deficit)	26,628

Statement of Operations

Revenue	$0

Net Loss for Reporting Period	$3,695

Risk Factors

You should consider each of the following risk factors and any other information set forth herein and in our reports filed with the SEC, including our financial statements and related notes, in evaluating our business and prospects. The risks and uncertainties described below are not the only ones that impact on our operations and business. Additional risks and uncertainties not presently known to us, or that we currently consider immaterial, may also impair our business or operations. If any of the following risks actually occur, our business and financial results or prospects could be harmed. In that case, the value of the Common Stock could decline.

Risks Related To Our Financial Condition and Business Model

If we do not obtain additional financing, our business will fail

As of March 31, 2008, we had cash in the amount of $26,928. Our cash on hand will allow us to complete the initial work program recommended by our consulting geologist.  The recommended work program will consist of mapping, sampling, and geochemical analyses aimed at identifying and locating potential gold deposits on the Appleton #2 property. If significant additional exploration activities are warranted and recommended by our consulting geologist, we will likely require additional financing in order to move forward with our development of the claim.  We currently do not have any operations and we have no income. We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete.  If our exploration programs are successful in discovering reserves of commercial tonnage and grade, we will require significant additional funds in order to place the Appleton #2 mineral claim into commercial production. We currently do not have any arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the market prices for gold and other metallic minerals and the costs of exploring for or commercial production of these materials. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

Because we will need additional financing to fund our extensive exploration activities, our accountants believe there is substantial doubt about our ability to continue as a going concern

We have incurred a net loss of $3,695 for the period from our inception, August 16, 2007, to March 31, 2008, and have no sales.  Our future is dependent upon our ability to obtain financing and upon future profitable operations from the commercial exploitation of an interest in mineral claims. Our auditors have issued a going concern opinion and have raised substantial doubt about our continuance as a going concern. When an auditor issues a going concern opinion, the auditor has substantial doubt that the company will continue to operate indefinitely and not go out of business and liquidate its assets.  This is a significant risk to investors who purchase shares of our common stock because there is an increased risk that we may not be able to generate and/or raise enough resources to remain operational for an indefinite period of time. Potential investors should also be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises.  The auditor’s going concern opinion may inhibit our ability to raise financing because we may not remain operational for an indefinite period of time resulting in potential investors failing to receive any return on their investment.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because we have only recently commenced business operations, we face a high risk of business failure.

We have just planned the initial stages of exploration on our recently –staked mineral claims.   As a result, we have no way to evaluate the likelihood that we will be able to operate the business successfully.  We were incorporated on August 16, 2007, and to date have been involved primarily in organizational activities, the staking of our mineral claim, and obtaining independent consulting geologist’s report on this mineral claim.  We have not earned any revenues as of the date of this prospectus, and thus face a high risk of business failure.

Because our executive officers do not have any training specific to the technicalities of mineral exploration, there is a higher risk our business will fail

Mr. Marco Bastidas, our president and director, does not have any training as a geologist or an engineer.  As a result, our management may lack certain skills that are advantageous in managing an exploration company. In addition, Mr. Bastidas’ decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in geology and engineering.

Because we conduct our business through verbal agreements with consultants and arms-length third parties, there is a substantial risk that such persons may not be readily available to us and the implementation of our business plan could be impaired.

We have a verbal agreement with our consulting geologist that requires him to review all of the results from the exploration work performed upon the mineral claim that we have purchased and then make recommendations based upon those results. In addition, we have a verbal agreement with our accountants to perform requested financial accounting services and a written agreement with our outside auditors to perform auditing functions.  Each of these functions requires the services of persons in high demand and these persons may not always be available.  The implementation of our business plan may be impaired if these parties do not perform in accordance with our verbal agreement.  In addition, it may be difficult to enforce a verbal agreement in the event that any of these parties fail to perform.

Because of the unique difficulties and uncertainties inherent in the mineral exploration business, we face a high risk of business failure.

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The search for valuable minerals also involves numerous hazards.  As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure.  At the present time, we have no coverage to insure against these hazards. The payment of such liabilities may have a material adverse effect on our financial position.  In addition, there is no assurance that the expenditures to be made by us in the exploration of the mineral claims will result in the discovery of mineral deposits.  Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts.

Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues.  We expect to incur continuing and significant losses into the foreseeable future.  As a result of continuing losses, we may exhaust all of our resources and be unable to complete the exploration of the Appleton #2 mineral claim.  Our accumulated deficit will continue to increase as we continue to incur losses.  We may not be able to earn profits or continue operations if we are unable to generate significant revenues from the exploration of the mineral claims if we exercise our option.  There is no history upon which to base any assumption as to the likelihood that we will be successful, and we may not be able to generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business will most likely fail.

Because our president has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Mr. Bastidas, our president and chief financial officer, devotes 5 to 10 hours per week to our business affairs. We do not have an employment agreement with Mr. Bastidas nor do we maintain a key man life insurance policy for him. Currently, we do not have any full or part-time employees.  If the demands of our business require the full business time of Mr. Bastidas, it is possible that Mr. Bastidas may not be able to devote sufficient time to the management of our business, as and when needed.  If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

Because our president, Mr. Marco Bastidas owns 54.58% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. Bastidas are inconsistent with the best interests of other stockholders.

Mr. Bastidas is our president, chief financial officer and sole director.  He owns 54.58% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of its assets, the interests of Mr. Bastidas may still differ from the interests of the other stockholders.

Because our president, Mr. Marco Bastidas, owns 54.58% of our outstanding common stock, the market price of our shares would most likely decline if he were to sell a substantial number of shares all at once or in large blocks.

Our president, Mr. Marco Bastidas, owns 3,000,000 shares of our common stock which equates to 54.58% of our outstanding common stock.  There is presently no public market for our common stock and we plan to apply for quotation of our common stock on the NASD over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  If our shares are publicly traded on the over-the-counter bulletin board, Mr. Bastidas will eventually be eligible to sell his shares publicly subject to the volume limitations in Rule 144.  The offer or sale of a large number of shares at any price may cause the market price to fall.  Sales of substantial amounts of common stock or the perception that such transactions could occur, may materially and adversely affect prevailing markets prices for our common stock.

If we are unable to successfully compete within the mineral exploration business, we will not be able to achieve profitable operations.

The mineral exploration business is highly competitive.  This industry has a multitude of competitors and no small number of competitors dominates this industry with respect to any of the large volume metallic minerals.  Our exploration activities will be focused on attempting to locate commercially viable gold deposits on the Appleton #2 claim.  Many of our competitors have greater financial resources than us.  As a result, we may experience difficulty competing with other businesses when conducting mineral exploration activities on the Appleton #2 mineral claim.  If we are unable to retain qualified personnel to assist us in conducting mineral exploration activities on the Appleton #2 mineral claim if a commercially viable deposit is found to exist, we may be unable to enter into production and achieve profitable operations.

Because of factors beyond our control which could affect the marketability of any substances found, we may be difficulty selling any substances we discover.

Even if commercial quantities of reserves are discovered, a ready market may not exist for the sale of the reserves. Numerous factors beyond our control may affect the marketability of any substances discovered.  These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.  These factors could inhibit our ability to sell minerals in the event that commercial amounts of minerals are found.

Risks Related To Legal Uncertainty

Because we will be subject to compliance with government regulation which may change, the anticipated costs of our exploration program may increase

There are several governmental regulations that materially restrict mineral exploration or exploitation.  We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations.  Currently, we have not experienced any difficulty with compliance of any laws or regulations which affect our business.  While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our costs of doing business, prevent us from carrying out our exploration program, and make compliance with new regulations unduly burdensome.

If Native land claims affect the title to our mineral claims, our ability to prospect the mineral claims may be lost.

We are unaware of any outstanding native land claims on the Appleton #2 mineral claim.  Notwithstanding, it is possible that a native land claim could be made in the future. The federal and provincial government policy is at this time is to consult with all potentially affected native bands and other stakeholders in the area of any potential commercial production. In the event that we encounter a situation where a native person or group claims an interest in the Appleton #2 mineral claim, we may be unable to provide compensation to the affected party in order to continue with our exploration work, or if such an option is not available, we may have to relinquish any interest that we may have in this claim. The Supreme Court of Canada has ruled that both the federal and provincial governments in Canada are obliged to negotiate these matters in good faith with native groups and at no cost to us. Notwithstanding, the costs and/or losses could be greater than our financial capacity and our business would fail.

Because the Province of Newfoundland owns the land covered by the Appleton #2 mineral claim, our availability to conduct an exploratory program on the Appleton #2 mineral claim is subject to the consent of the Government of Newfoundland and Labrador and we can be ejected from the land and our interest in the land could be forfeit.

The land covered by the Appleton #2 mineral claim is owned by the Government of Newfoundland and Labrador.  The availability to conduct an exploratory program on the Appleton #2 mineral claim is subject to the consent of the Government of Newfoundland and Labrador.

In order to keep the Appleton #2 mineral claims in good standing with the Government of Newfoundland and Labrador, the Government of Newfoundland and Labrador requires that before the expiry dates of the mineral claim that exploration work on the mineral claim valued at an amount stipulated by the government be completed together with the payment of a filing fee or payment to the Government of Newfoundland and Labrador in lieu of completing exploration work.  In the event that these conditions are not satisfied prior to the expiry dates of the mineral claim, we will lose our interest in the mineral claim and the mineral claim then become available again to any party that wishes to stake an interest in these claims.  In the event that either we are ejected from the land or our mineral claims expire, we will lose all interest that we have in the Appleton #2 mineral claim.

Because new legislation, including the Sarbanes-Oxley Act of 2002, increases the cost of compliance with federal securities regulations as well as the risks of liability to officers and directors, we may find it more difficult for us to retain or attract officers and directors.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934.  Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act and it is costly to remain in compliance with the federal securities regulations.  Additionally, we may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.  Significant costs incurred as a result of becoming a public company could divert the use of finances from our operations resulting in our inability to achieve profitability.

Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares

A market for our common stock may never develop.  We currently plan to apply for quotation of our common stock on the NASD over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize.  If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 1,676,400 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.  The outstanding shares of common stock covered by this prospectus represent 30.50% of the common shares outstanding as of the date of this prospectus.

Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required order to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board.  In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 or 60 day grace period if we do not make our required filing during that time.  If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  The actual results could differ materially from our forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

All shares being offered will be sold by existing shareholders without our involvement, consequently the actual price of the stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price will thus be determined by market factors and the independent decisions of the selling shareholders.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 1,676,400 shares of common stock offered through this prospectus. All of the shares were acquired from us by the selling shareholders in offerings that were exempt from registration pursuant to Rule 903(C)(3) of Regulation S of the Securities Act of 1933.  The selling shareholders purchased their shares in two offerings completed on January 5, 2008 and January 31, 2008, respectively.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of March 31, 2008 including:

1.   the number of shares owned by each prior to this offering;
2.   the total number of shares that are to be offered by each;
3.   the total number of shares that will be owned by each upon completion of the offering;
4.   the percentage owned by each upon completion  of the offering; and
5.   the identity of the beneficial holder of any entity that owns the shares.

The named party beneficially owns and has sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on  5,496,400 shares of common stock outstanding on March 31, 2008.

Name of Selling Shareholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Dale Harvey Lot 103 - 52120 Rge. Rd.274 Spruce Grove, AB T7X 3V2	160,000	160,000	zero	zero
Rishi Patel 406 - 11230 - 104th Avenue Edmonton, AB T5K 2X8	160,000	160,000	zero	zero
Sarah McNeil 3 Apeldoorn Street, Box 554 Lancester Park, AB T5J 3R8	150,000	150,000	zero	zero
Shawn Hogan 3 Apeldoorn Street Lancaster Park, AB T0A 2H0	150,000	150,000	zero	zero
Arnold Pagsisihan 405 - 10631 105th Street Edmonton, AB T5H 2X1	140,000	140,000	zero	zero
Grant Gerlitz 115 Graham Court Sherwood Park, AB T8A 3B1	140,000	140,000	zero	zero
Kate Wilson 11521 83rd Street Edmonton, AB T5B 2Y6	120,000	120,000	zero	zero
Walter Pietrzyk 21347 88th Avenue Edmonton, AB T5T 6T9	120,000	120,000	zero	zero
Lori K. Phinney Bsmt. 8104 76Avenue Edmonton, AB t6C 0H8	65,000	65,000	zero	zero
Joshua Houghton 1406 - 836 15 Avenue, SW Calgary, AB t2R 1R7	90,000	90,000	zero	zero
Muru Khamisi Abditam 7915 - 128th Avenue Edmonton, AB T5C 1T6	40,000	40,000	zero	zero

Davia Brown 10459 58 Avenue Edmonton, AB T6H 1B8	40,000	40,000	zero	zero
Ted Tessier RR2 New Sarepta, AB T0B 3M0	90,000	90,000	zero	zero
Rodolfo Cortez 8207 - 169 Street Edmonton, AB T5R 2W4	65,000	65,000	zero	zero
Tom Hegedus 13 - 16728 115Street Edmonton, AB 75X 6G6	65,000	65,000	zero	zero
Jodi Berrecloth 4207 47th Street LeDuc, AB T9E 5Z8	3,500	3,500	zero	zero
Darryl Berrecloth 11307 - 110th Avenue Edmonton, AB T5H 1J2	5,900	5,900	zero	zero
Ken Sigaty 106 - 5210 149th Avenue Edmonton, AB T5A 3S1	4,600	4,600	zero	zero
Debra McMath 6936 164 Avenue Edmonton, AB T52 3R3	3,300	3,300	zero	zero
John Navarro 6421 180 Street Edmonton, AB T5T 2P3	8,600	8,600	zero	zero
Emma M. Berrecloth 4207 - 47th Street LeDuc, AB T9E 5Z8	3,900	3,900	zero	zero
Christie Trompetter 11704 166 Avenue Edmonton, AB T5X 3V1	4,800	4,800	zero	zero
Stephanie Cortez 6421 180th Street Edmonton, AB T5T 2P3	6,900	6,900	zero	zero
Venus Cotez 8207 169th Street Edmonton, AB T5R 2W4	6,500	6,500	zero	zero
James Alexander 10486 21st Avenue Edmonton, AB T6J 5A3	5,700	5,700	zero	zero
Brad Graham 63 Woodhaven Drive Spruce Grove, AB T7X 1M9	8,000	8,000	zero	zero

Scott Hutton 8404 77th Street Edmonton, AB T6C 2L6	7,500	7,500	zero	zero
Soner Yasa 4819 44th Avenue Beaumont, AB T4X 1G5	5,500	5,500	zero	zero
Lida Bastidas 412 - 10153 117 Street Edmonton, AB T5K 1X5	6,700	6,700	zero	zero

Other than as set forth below, none of the selling shareholders: (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or (2) has ever been one of our officers or directors:

1.           Milka Bastidas is the sister of our sole officer and director, Marco Bastidas.

2.           Lida Bastidas is the mother of our sole officer and director, Marco Bastidas.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;
2.	in privately negotiated transactions;
3.	through the writing of options on the common stock;
4.	in short sales, or;
5.	in any combination of these methods of distribution.

The sales price to the public is fixed at $0.15 per share until such time as the shares of our common stock become traded on the NASD Over-The-Counter Bulletin Board or another exchange.  Although we intend to apply for quotation of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize.  If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.  In these circumstances, the sales price to the public may be:

1.   the market price of our common stock prevailing at the time of sale;
2.   a price related to such prevailing market price of our common stock, or;
3.   such other  price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions.  Any broker or dealer participating in such transactions as an agent may receive a commission from the selling shareholders or from such purchaser if they act as agent for the purchaser. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above.
We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.   not engage in any stabilization activities in connection with our common stock;
2.   furnish each broker or dealer through which common stock may be offered, such copies of  this prospectus, as amended from time to time, as may be required by such broker or dealer; and;
3.   not bid for or purchase any of our securities or attempt to induce any person  to purchase any of our securities other than as permitted under the Securities Exchange  Act.

Description of Securities
Common Stock

We have 75,000,000 common shares with a par value of $0.001 per share of common stock authorized, of which 5,496,400 shares were outstanding as of March 31, 2008.

Voting Rights

Holders of common stock have the right to cast one vote for each share of stock in his or her own name on the books of the corporation, whether represented in person or by proxy, on all matters submitted to a vote of holders of common stock, including the election of directors.  There is no right to cumulative voting in the election of directors.  Except where a greater requirement is provided by statute or by the Articles of Incorporation, or by the Bylaws, the presence, in person or by proxy duly authorized, of the holder or holders of a majority of the outstanding shares of the our common voting stock shall constitute a quorum for the transaction of business. The vote by the holders of a majority of such outstanding shares is also required to effect certain fundamental corporate changes such as liquidation, merger or amendment of the Company's Articles of Incorporation.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business, or;

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Pre-emptive Rights

Holders of common stock are not entitled to pre-emptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of common stock are, and the shares of common stock offered hereby will be when issued, fully paid and non-assessable.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Transfer Agent

Our transfer agent is Empire Stock Transfer, located at 2470 St. Rose Pkwy, Suite 304 Henderson, NV 89074.  Phone: (702) 818-5898.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply.  Our articles of incorporation and bylaws do not state that these provisions do not apply.  The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Marvin Longabaugh, Esq., our independent legal counsel, has provided an opinion on the validity of our common stock.

Moore & Associates, Chtd., Certified Public Accountants, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report.  Moore & Associates, Chtd. has presented their report with respect to our audited financial statements.  The report of Moore & Associates, Chtd. is included in reliance upon their authority as experts in accounting and auditing.

Richard A. Jeanne, Consulting Geologist has provided a geological evaluation report on the “Appleton #2” mineral property.  He was employed on a flat rate consulting fee and he has no interest, nor does he expect any interest in the property or securities of Western Ridge Minerals, Inc.

Description of Business
In General

We are an exploration stage company that intends to engage in the exploration of mineral properties.  We have acquired a mineral claim that we refer to as the Appleton #2 mineral claim. Exploration of this mineral claim is required before a final determination as to its viability can be made.

The property is located 17 km northwest of Gander in northeastern Newfoundland.  The property lies north of the Trans Canada Highway, approximately 9 km north of the Salmon Pond access road, and west of the Gander River.

Our plan of operations is to carry out exploration work on this claim in order to ascertain whether it possesses commercially exploitable quantities of gold and other metals.  We will not be able to determine whether or not the Appleton #2 mineral claim contains a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on that work indicates economic viability.

Phase I of our exploration program will begin in the Summer of 2008 and will cost approximately $7,450.  This phase will consist of on-site surface reconnaissance, mapping, sampling, and geochemical analyses.   Phase II of our program will consist of on-site trenching, mapping, sampling, and trench site identification followed by geochemical analyses of the various samples gathered.  Phase II of our exploration program will cost approximately $13,290 and will commence in the late Summer or early Fall of 2008 and with consist on on-site trenching as well as additional mapping and sampling, followed by preparation of a report and data compilation.  The existence of commercially exploitable mineral deposits in the Appleton #2 mineral claim is unknown at the present time and we will not be able to ascertain such information until we receive and evaluate the results of our exploration program.

Acquisition of the Appleton #2 mineral claim.

We have acquired a 100% interest in the Appleton #2 mineral claim located in northeastern Newfoundland Island, Canada.    Our  ownership in the Appleton #2 claim was electronically staked and recorded under the electronic mineral claim staking and recording procedures of the Online Mineral Claims Staking System administered by the Department of Natural Resources, Government of Newfoundland and Labrador, Canada.  A party is able to stake and record an interest in a particular mineral claim if no other party has an interest in the said claim that is in good standing and on record.  There is no formal agreement between us and/or our subsidiary and the Government of Newfoundland and Labrador.

The Appleton #2 claim is administered under the Mineral Act of Newfoundland and Labrador.  Our interest in the Appleton #2 mineral claim will continue for up to twenty years provided that the minimum required expenditures toward exploration work on the claim are made in compliance with the Act.  The required amount of expenditures toward exploration work is set by the Province of Newfoundland and Labrador and can be altered in its sole discretion.  Currently, the amount required to be expended annually for exploration work within the first year that the mineral claim is acquired is $200 per claim.  The required expenditures per claim increase gradually each year up to a maximum of $1,200 per claim for the sixteenth year and beyond.  Within 60 days following the anniversary date of the claim, an assessment report on the work performed must be submitted to the Mineral Claims Recorder.  Every five years, renewal fee of between $25 and $100 per claim is also required.

We selected the Appleton #2 mineral property based upon an independent geological report which was commissioned from Richard A. Jeanne, a Consulting Geologist. Mr. Jeanne recommended an exploration program on this claim which will cost us approximately $20,740.

Description and Location of the Appleton #2 mineral claim

The Appleton #2 property is located on NTS map sheet 02E/02, 17 km northwest of Gander in northeastern Newfoundland.  It comprises 8 claim blocks totaling 200 hectares or approximately 494 acres approximately centered at latitude 490 3’ 9" North, longitude 540 48’ 24" West (UTM Zone 21, 660250 Easting - 5435400 Northing).  A legal survey of the property has not been conducted.

The Government of Newfoundland and Labrador owns the land covered by the Appleton #2 mineral claim. Currently, we are not aware of any native land claims that might affect the title to the mineral claim or to Newfoundland and Labrador’s title of the property. Although we are unaware of any situation that would threaten this claim, it is possible that a native land claim could be made in the future. The federal and provincial government policy at this time is to consult with all potentially affected native bands and other stakeholders in the area of any potential commercial production. If we should encounter a situation where a native person or group claims and interest in this claim, we may choose to provide compensation to the affected party in order to continue with our exploration work, or if such an option is not available, we may have to relinquish any interest that we hold in this claim.

Geological Exploration Program in General

We have obtained an independent Geological Report and have acquired a 100% ownership interest in the Appleton #2 mineral claim. Richard A. Jeanne, Consulting Geologist, has prepared this Geological Report and reviewed all available exploration data completed on this mineral claim.

Mr. Jeanne is a geologist with offices at 3055 Natalie Street, Reno Nevada, 89509. He has a B.S.  in Geology from Northern Arizona University and an M.A. in Geology from Boston University with over 27 years experience since graduation.  Mr. Jeanne is a Certified Professional Geologist with the American Institute of Professional Geologists (Certificate Number 8397).

The property that is the subject of the Appleton #2 mineral claim is undeveloped and does not contain any open-pit or underground mines which can be rehabilitated. There is no commercial production plant or equipment located on the property that is the subject of the mineral claim. Currently, there is no power supply to the mineral claims. We have not yet commenced the field work phase of our initial exploration program.   Exploration is currently in the planning stages.  Our exploration program is exploratory in nature and there is no assurance that mineral reserves will be found.  The details of the Geological Report are provided below.

Appleton #2 Mineral Claim Geological Report, Dated February 12, 2008

A primary purpose of the geological report is to review information, if any, from the previous exploration of the mineral claims and to recommend exploration procedures to establish the feasibility of commercial production project on the mineral claims.  The summary report lists results of the history of the exploration of the mineral claims, the regional and local geology of the mineral claims and the mineralization and the geological formations identified as a result of the prior exploration.  The summary report also gave conclusions regarding potential mineralization of the mineral claims and recommended a further geological exploration program.

Exploration Potential of the Appleton #2 Mineral Claim

Previous sampling by the Geological Survey of the Government of Newfoundland and Labrador yielded gold and arsenic anomalies on ground currently covered by the Appleton # 2 claims.  The claims are underlain by rocks of similar age and lithology as those in which gold anomalies are currently being developed by Paragon Minerals Corp. on their nearby Appleton Linear and JBP claims.

The gold anomaly on the Appleton # 2 reportedly was discovered by Mr. Tom Lush in 1999.  He submitted an assessment report (unpublished) in the year 2000 that was cited in the MODS report on the occurrence published by the Geological Survey of Newfoundland and Labrador.  Subsequent sampling by the Geological Survey yielded two anomalous values.  One sample returned an assay value of 4959 ppb (0.145 opt) Au and another, 64 ppm arsenic (As).

The area is recognized as having potential for extensive mineralization.  Beginning in the 1980's, extensive surveys of the region were conducted by Noranda, Gander River Minerals, Falconbridge, Virginia Holdings, Noront Resources and Newfoundland Resources and Mining.  Currently, Paragon Minerals Corporation is active in the area with a number of projects under evaluation.

The region is underlain by rocks of the Gander and Dunnage tectonostratigraphic zones.  The Gander zone, southeast of the Appleton # 2, is represented by metasedimentary conglomerate, sandstone and siltstone.  The Gander zone is structurally overlain by rocks of the Dunnage zone.  These include the Gander River Complex, a narrow belt of mafic and ultramafic rocks and the Davidsville Group, siliclastic sediments deposited in relatively shallow water.  The Appleton # 2 property is located within the Davidsville Group of rocks.  West of the Davidsville group is a suite of siliclastic rocks of deeper water origin.

Southwest of the Appleton # 2 is a large intrusive complex that has been proposed as the heat source that drove the mineralizing events in the area.  The complex consists of two major rock types, an older mafic suite and a younger granitoid suite.  Most of the mineralization in the region is associated with quartz veins which are commonly associated with gratitoid rocks, however, some of the mineralization is clearly younger than the intrusive complex.  This suggests that another, unrecognized, heat source may have contributed to mineralization in the area.

Access to the property can be gained via the Salmon Pond access road and forestry roads about 9 km (5.6 miles) north of Trans-Canada Highway 1.  Groceries and general supplies and services such as car rentals, banking, restaurants and lodging are available in the town of Gander, about an hour's drive from the property.  Gander's population is about 10,000, but the town provides services to surrounding communities whose total population approaches 90,000.  The town hosts an international airport that, historically, was a refueling stop for transatlantic flights.

The region receives abundant snowfall during the winter months, making geological exploration and other related activities impractical during this time.  The climate during the remainder of the year is moderate.  The topography and drainages slope eastward toward the Gander River.  Forest cover includes mixed spruce, balsam fir and birch.  Low wet areas contain prevalent alder thickets. The claim is underlain by terrain of modest slopes and relief between the approximate elevations of 76 m (250 ft) and 107 m (350 ft) above sea level.

No visit to the property has yet been made by us or our consulting geologists.

Recommendations From Our Consulting Geologist

In order to evaluate the exploration potential of the Appleton #2 claim, our consulting geologist has recommended on site surface reconnaissance, mapping, sampling, and trenching to be followed by geochemical analyses of the samples to be taken.  The primary goal of the exploration program is to identify sites for additional gold exploration.

Exploration Budget	Exploration Expenditure
Phase I
Internet search for additional geologic reports and local Gander contacts	$600

On site surface reconnaissance, mapping, sampling and trench site identification	$4,200

Geochemical analyses (≈20 samples)	$360

Other expenses	$2,290

Phase II
On site trenching, mapping, and sampling	$8,000

Geochemical Analyses	$1,800

Data compilation and report preparation	$1,200

Other expenses	$2,290

Total, Phases I and II	$20,740

While we have not commenced the field work phase of our initial exploration program, we intend to proceed with the initial exploratory work as recommended.  We expect that Phase I will begin in the Summer of 2008, with Phase II to begin in the late Summer or Fall of 2008.  Upon our review of the results, we will assess whether the results are sufficiently positive to warrant additional phases of the exploration program.  We will make the decision to proceed with any further programs based upon our consulting geologist’s review of the results and recommendations.  In order to complete significant additional exploration beyond the currently planned Phase I and Phase II, we will need to raise additional capital.

Competition

The mineral exploration industry, in general, is intensely competitive and even if commercial quantities of reserves are discovered, a ready market may not exist for the sale of the reserves.

Most companies operating in this industry are more established and have greater resources to engage in the production of mineral claims.  We were incorporated on August 16, 2007 and our operations are not well-established.  Our resources at the present time are limited.  We may exhaust all of our resources and be unable to complete full exploration of the Appleton #2 mineral claim.  There is also significant competition to retain qualified personnel to assist in conducting mineral exploration activities.   If a commercially viable deposit is found to exist and we are unable to retain additional qualified personnel, we may be unable to enter into production and achieve profitable operations.  These factors set forth above could inhibit our ability to compete with other companies in the industry and entered into production of the mineral claim if a commercial viable deposit is found to exist.

Numerous factors beyond our control may affect the marketability of any substances discovered.  These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.  The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result our not receiving an adequate return on invested capital.

Compliance with Government Regulation

The main agency that governs the exploration of minerals in the Province of Newfoundland and Labrador is the Department of Natural Resources.

The Department of Natural Resources manages the development of Newfoundland and Labrador’s mineral resources, and implements policies and programs respecting their development while protecting the environment. In addition, the Department regulates and inspects the exploration and mineral production industries in Newfoundland and Labrador to protect workers, the public and the environment.

The material legislation applicable to Alba Mineral Exploration, Inc. is the Mineral Act of Newfoundland and Labrador. Any person who intends to conduct an exploration program on a staked or licensed area must submit prior notice with a detailed description of the activity to the Department of Natural Resources. An exploration program that may result in major ground disturbance or disruption to wildlife or wildlife habitat must have an Exploration Approval from the department before the activity can commence.

We will also have to sustain the cost of reclamation and environmental remediation for all exploration work undertaken.  Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible.  Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to its natural state after completion of exploration activities.  Environmental remediation refers to the physical activity of taking steps to remediate, or remedy any environmental damage caused such as refilling trenches after sampling or cleaning up fuel spills.  Our initial exploration program does not require any reclamation or remediation because of minimal disturbance to the ground.  The amount of these costs is not known at this time because we do not know the extent of the exploration program we will undertake, beyond completion of the recommended exploration phase described above, or if we will enter into production on the property. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on our earnings or competitive position in the event a potentially-economic deposit is discovered.

Employees

We have no employees as of the date of this prospectus other than our president and CEO, Mr. Bastidas. We conduct our business largely through agreements with consultants and other independent third party vendors.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We do not currently have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Description of Property

The Appleton #2 property is located on NTS map sheet 02E/02, 17 km northwest of Gander in northeastern Newfoundland.  The boundaries of the property are described as follows: Beginning at the Northeast corner of the herein described parcel of land, and said corner having UTM coordinates of 5 436 000 N, 661 000 E; of Zone 21; thence South 1,000 metres, thence West 500 metres, thence South 500 metres, thence West 1,000 metres, thence North 1,500 metres, thence East 1,500 metres to the point of beginning.  All bearings are referred to the UTM grid, Zone 21. NAD27.

Figure 1.  Location map of the Appleton #2 property

Figure 2.  Claim plan, Appleton #2 property shown in blue and adjacent claims in brown.

Legal Proceedings

We are not currently a party to any legal proceedings. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Our agent for service of process in Nevada is Val-U-Corp Services, Inc., 1802 N. Carson St., #212, Carson City, NV 89701.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock.

There is presently no public market for our common stock.  We anticipate making an application for trading of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask  price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have thirty-four (34) holders of record of our common stock.

Rule 144 Shares
None of our common stock is currently available for resale to the public under Rule 144.  In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least 180 days is entitled to sell his or her shares.  However, Rule 144 is not available to shareholders for at least one year subsequent to an issuer that previously met the definition of Rule 144(i)(1)(i) having publicly filed, on Form 8K, the information required by Form 10.

As of the date of this prospectus, no selling shareholder has held their shares for more than 180 days and it has not been at least one year since the company filed the Form 10 Information on Form 8K as contemplated by Rule 144(i)(2) and (3).  Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the NASD over-the-counter bulletin board.  We plan to file a Form 8-A registration statement with the Commission to cause us to become a reporting company with the Commission under the 1934 Act. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the NASD over-the-counter bulletin board.  We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on a recognized market for the trading of securities in the United States.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors.  In the near future, in order for us to continue with our mineral exploration program, we will need to raise additional capital.  We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Financial Statements

Index to Financial Statements:

MOORE & ASSOCIATES, CHARTERED
           ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Western Ridge Minerals, Inc.
(An Exploration Stage Company)

We have audited the accompanying balance sheet of Western Ridge Minerals, Inc. (An Exploration Stage Company) as of March 31, 2008, and the related statement of operations, stockholders’ equity and cash flows for the period since inception on August 16, 2007 through March 31, 2008. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Western Ridge Minerals, Inc. (An Exploration Stage Company) as of March 31, 2008 and the related statements of operations, stockholders’ equity and cash flows for the year ended March 31, 2008 and since inception on August 16, 2007 through March 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 5 to the financial statements, the Company has sustained losses in all previous reporting periods with an inception to date loss of $3,695, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 5.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered
Moore & Associates Chartered
Las Vegas, Nevada
April 21, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

WESTERN RIDGE MINERALS, INC.
(An Exploration Stage Company)
Balance Sheet

ASSETS
March 31, 2008

CURRENT ASSETS

Cash	$26,928

Total Current Assets	26,928

TOTAL ASSETS	$26,928

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable	$-

Total Current Liabilities	-

STOCKHOLDERS' EQUITY

Common stock, $0.001 par value, 75,000,000 shares authorized, 5,496,400 shares issued	5,496
Additional paid-in capital	27,827
Deficit accumulated during the development stage	(3,695)

Total Stockholders' Equity	29,628

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$29,628

The accompanying notes are an integral part of these financial statements.

WESTERN RIDGE MINERALS, INC.
(An Exploration Stage Company)
Statement of Operations

From Inception on August 16,2007 Through March 31,2008

REVENUES	$-

OPERATING EXPENSES

General and administrative	3,695

Total Operating Expenses	3,695

INCOME (LOSS) FROM OPERATIONS	(3,695)

OTHER EXPENSES

Interest expense	-

LOSS BEFORE TAXES	(3,695)

Income taxes	-

NET LOSS	$(3,695)

BASIC LOSS PER COMMON SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	2,748,200

The accompanying notes are an integral part of these financial statements.

WESTERN RIDGE MINERALS, INC.
(An Exploration Stage Company)
Statement of Stockholders' Equity

	Common Stock		Additional Paid-In	Deficit Accumulated During the Development	Total Stockholders' Equity
	Shares	Amount	Capital	Stage	(Deficit)

Balance, August 16, 2007	-	$-	$-	$-	$-

Shares issued for cash at $0.001 per share	3,000,000	3,000	-	-	3,000

Shares issued for cash at $0.0075 per share	2,415,000	2,415	15,698	-	18,113

Shares issued for cash at $0.15 per share	81,400	81	12,129	-	12,210

Net loss since inception through March 31, 2008	-	-	-	(3,695)	(3,695)

Balance, March 31, 2008	5,496,400	$5,496	$27,827	$(3,695)	$29,628

The accompanying notes are an integral part of these financial statements.

WESTERN RIDGE MINERALS, INC.
(An Exploration Stage Company)
Statement of Cash Flows

From Inception on August 16, 2007 Through March 31, 2008

OPERATING ACTIVITIES

Net loss	$(3,695)
Adjustments to Reconcile Net Loss to Net
Cash Used by Operating Activities:
Changes in operating assets and liabilities:
Changes in accounts receivables	-
Changes in accounts payable andaccrued expenses	-

Net Cash Used by Operating Activities	(3,695)

INVESTING ACTIVITIES	-

FINANCING ACTIVITIES

Loans from related parties	-
Common stock issued for cash	33,323

Net Cash Provided by Financing Activities	33,323

NET DECREASE IN CASH	29,628

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$29,628

SUPPLIMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-
Income Taxes	$-

The accompanying notes are an integral part of these financial statements.

WESTERN RIDGE MINERALS, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
March 31, 2008

NOTE 1.                      GENERAL ORGANIZATION AND BUSINESSES

Western Ridge Minerals, (the Company) was incorporated on August16, 2007 under the laws of the State of Nevada.  The Company was formed to engage in the exploration for and extraction of minerals.

NOTE  2.                      SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Accounting Basis

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America. The Company has adopted a March 31 fiscal year end.

Cash and Cash Equivalents

For the purpose of the statement of cash flows, cash equivalents include all highly liquid investments with maturity of three months or less.

Earnings (Loss) per Share

The basic earnings (loss) per share are calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares outstanding during the year. The diluted earnings (loss) per share are calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity. There are no diluted shares outstanding as of March 31, 2008.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

Income Taxes

The Company provides for income taxes under Statement of Financial Accounting Standards NO. 109, “Accounting for Income Taxes.” SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.  No provision for income taxes is included in the statement due to its immaterial amount, net of the allowance account, based on the likelihood of the Company to utilize the loss carry-forward.

WESTERN RIDGE MINERALS, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
March 31, 2008

NOTE  2.                      SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES (Continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue and Cost Recognition

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

NOTE 3.                      INCOME TAXES:

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. The Company’s predecessor operated as entity exempt from Federal and State income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 39% to the net loss before provision for income taxes for the following reasons:

March 31, 2008
Income tax expense at statutory rate	$(1,441)
Common stock issued for services	-
Valuation allowance	1,441
Income tax expense per books	$-

Net deferred tax assets consist of the following components as of:

March 31, 2008
NOL carryover	$1,441
Valuation allowance	(1,441)
Net deferred tax asset	$-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of $3,695 for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

WESTERN RIDGE MINERALS, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
March 31, 2008

NOTE 4.                      STOCKHOLDERS’ EQUITY

Common Stock

On September 5, 2007, the Board of Directors authorized 3,000,000 shares at par value to its founding shareholder for cash of $3,000.

On January 5, 2008, the Company completed an unregistered private offering of 2,415,000 common shares of stock at $0.0075 per share for cash of $18,113.  On January 31, 2008, the Company completed an unregistered private offering of 81,400 common shares of stock at $0.15 per share for cash of $12,210.

NOTE  5.                       GOING CONCERN

The accompanying financial statements have been prepared assuming that the company will continue as a going concern.  As discussed in the notes to the financial statements, the Company has no established source of revenue.  This raises substantial doubt about the Company’s ability to continue as a going concern.  Without realization of additional capital, it would be unlikely for the Company to continue as a going concern.  The financial statements do not include any adjustments that might result from this uncertainty.

The Company’s activities to date have been supported by equity financing.  It has sustained losses in all previous reporting periods with an inception to date loss of $3,695 as of March 31, 2008.

Management may seek funding from its shareholders and other qualified investors to pursue its business plan.  In the alternative, the Company may be amenable to a sale, merger or other acquisition in the event such transaction is deemed by management to be in the best interests of the shareholders.

NOTE  6.                       THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. This statement is effective for us beginning January 1, 2008. The Company is currently assessing the potential impact that adoption of SFAS No. 157 would have on the financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS No. 159 gives the irrevocable option to carry many financial assets and liabilities at fair values, with changes in fair value recognized in earnings. SFAS No. 159 is effective beginning January 1, 2008, although early adoption is permitted. The Company is currently assessing the potential impact that adoption of SFAS No. 159 will have on the financial statements.

The FASB has revised SFAS No. 141.  This revised statement establishes uniform treatment for all acquisitions.  It defines the acquiring company.  The statement further requires an acquirer to recognize the assets acquired, the liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, measured at their fair market values as of that date.  It requires the acquirer in a business combination achieved in stages to recognize the identifiable assets and liabilities, as well as the non-controlling interest in the acquired, at the full amounts of their fair values. This changes the way that minority interest is recorded and modified as a parent’s interest in a subsidiary changes over time.  This

NOTE  6.                       THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS (Continued)

statement also makes corresponding significant amendments to other standards that related to business combinations, namely, 109, 142 and various EITF’s.  This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  The Company believes the implementation of this standard will have no effect on the financial statements.

Plan of Operations

We were incorporated on August16, 2007, under the laws of the state of Nevada.  We hold a 100% interest in the Appleton #2 mineral claim, located on Newfoundland Island, Canada.  Mr. Marco Bastidas is our President, CEO, Secretary, Treasurer, and sole director.

Our business plan is to proceed with the exploration of the Appleton #2 mineral claim to determine whether there are commercially exploitable reserves of gold or other metals.  We intend to proceed with the initial exploration program as recommended by our consulting geologist. The recommended geological program will cost a total of approximately $20,740. We had $26,928 in working capital as of March 31, 2008.  Our plan of operations for the twelve months following the date of this prospectus is to complete the recommended exploration program on the Appleton #2 mineral claim.

Phase I would consist of on-site surface reconnaissance, mapping, sampling, and geochemical analyses.   This phase of the program will cost approximately $7,450.  We anticipate commencing this phase of exploration in the Summer of 2008.

Phase II would entail on-site trenching, mapping, sampling, and trench site identification followed by geochemical analyses of the various samples gathered.  The Phase II program will cost approximately $13,290.  We anticipate commencing this phase in the late Summer or Fall of 2008.

We have not retained a geologist to conduct any of the anticipated exploration work.

In the next 12 months, we also anticipate spending an additional $20,000 on administrative expenses, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be approximately $45,000.

Once we receive the analyses of our initial exploration program, our board of directors, in consultation with our consulting geologist will assess whether to proceed with additional mineral exploration programs.  In making this determination to proceed with a further exploration, we will make an assessment as to whether the results of the initial program are sufficiently positive to enable us to proceed.  This assessment will include an evaluation of our cash reserves after the completion of the initial exploration, the price of minerals, and the market for the financing of mineral exploration projects at the time of our assessment.

In the event our board of directors, in consultation with our consulting geologist, chooses to conduct further mineral exploration programs beyond the initial program, we will require additional financing.  While we have sufficient funds on hand to cover the currently planned exploration costs, we will require additional funding in order to undertake further exploration programs on the Appleton #2 mineral claim and to cover all of our anticipated administrative expenses.

In the event that additional exploration programs on the Appleton #2 claim are undertaken, we anticipate that additional funding will be required in the form of equity financing from the sale of our common stock and from loans from our director.  We cannot provide investors with any assurance, however, that we will be able to raise sufficient funding from the sale of our common stock to fund all of our anticipated expenses.  We do not have any arrangements in place for any future equity financing.  We believe that outside debt financing will not be an alternative for funding exploration programs on the Appleton #2 property. The risky nature of this enterprise and lack of tangible assets other than our mineral claim places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated.

In the event the results of our initial exploration program proves not to be sufficiently positive to proceed with further exploration on the Appleton #2 mineral claim, we intend to seek out and acquire interests in North American mineral exploration properties which, in the opinion of our consulting geologist, offer attractive mineral exploration opportunities.  Presently, we have not given any consideration to the acquisition of other exploration properties because we have not yet commenced our initial exploration program and have not received any results.

During this exploration stage Mr. Bastidas, our President, will only be devoting approximately five to ten hours per week of his time to our business.  We do not foresee this limited involvement as negatively impacting our company over the next twelve months as all exploratory work is being performed by outside consultants.  If, however, the demands of our business require more business time of Mr. Bastidas such as raising additional capital or addressing unforeseen issues with regard to our exploration efforts, he is prepared to devote more time to our business. However, he may not be able to devote sufficient time to the management of our business, as and when needed.

We do not have plans to purchase any significant equipment or change the number of our employees during the next twelve months.

Off Balance Sheet Arrangements

As of March 31, 2008, there were no off balance sheet arrangements.

Results of Operations for Fiscal Year Ending March 31, 2008

We did not earn any revenues from inception through the fiscal year ending March 31, 2008.  We do not anticipate earning revenues until such time that we exercise our option entered into commercial production of the Appleton #2 mineral property.  We are presently about to begin the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on the Appleton #2 mineral property, or if such resources are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $3,695 from our inception on August 16, 2007, until March 31, 2008. These operating expenses consisted of general and administrative expenses.  We anticipate our operating expenses will increase as we undertake our plan of operations.  The increase will be attributable to undertaking our geological exploration program and the professional fees that we will incur in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933.  We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Liquidity and Capital Resources

As of March 31, 2008, we had cash of $26,928 and operating capital of $26,928.

We have not attained profitable operations and are dependent upon obtaining financing to pursue significant exploration activities beyond those planned for the current fiscal year.  For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of December 31, 2007 are as follows:

Name	Age	Position(s) and Office(s) Held
Marco Bastidas	43	President, Chief Executive Officer, Chief Financial Officer, and Director

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

Marco Bastidas.  Mr. Bastidas is our CEO, CFO, President, Secretary, Treasurer and sole director.  Since 2001, Mr. Bastidas has also served as President of Western Translation Services, a company providing translation services throughout North America. From 1994 to 2000 Mr. Bastidas was employed as a representative of Taylor Language Services. Additionally, Mr. Bastidas presently sits on the Board of Directors for Polygenetics International, Inc., a position he has held since February 2007.  Mr. Bastidas  obtained his Bachelors of Commerce (Honors) 4 year degree from the  University of Ottawa in 1990, with a specialization in Marketing and International Business.

Directors

Our bylaws authorize no less than one (1) director.  We currently have one Director.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

Marco Bastidas is our only employee.

We conduct our business through agreements with consultants and arms-length third parties. Current arrangements in place include the following:

1.
A verbal agreement with our consulting geologist provides that he will review all of the results from the exploratory work performed upon the site and make recommendations based on those results in exchange for payments equal to the usual and customary rates received by geologist firms performing similar consulting services.

2.	Verbal agreements with our accountants to perform requested financial accounting services.

3.	Written agreements with auditors to perform audit functions at their respective normal and customary rates.

Executive Compensation

Compensation Discussion and Analysis

The Company presently not does have employment agreements with any of its named executive officers and it has not established a system of executive compensation or any fixed policies regarding compensation of executive officers.  Due to financial constraints typical of those faced by a development stage mineral exploration business, the company has not paid any cash and/or stock compensation to its named executive officers

Our current named executive officer holds substantial ownership in the Company and is motivated by a strong entrepreneurial interest in developing our operations and potential revenue base to the best of his ability.   As our business and operations expand and mature, we may develop a formal system of compensation designed to attract, retain and motivate talented executives.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two completed fiscal years for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Marco Bastidas, CEO, CFO, President, Secretary-Treasurer, & Director	2007	0	0	0	0	0	0	0	0

Narrative Disclosure to the Summary Compensation Table

Our named executive officers do not currently receive any compensation from the Company for their service as officers of the Company.

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Marco Bastidas	0	0	0	0	0	0	0	0	0

Compensation of Directors Table

The table below summarizes all compensation paid to our directors for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Marco Bastidas	0	0	0	0	0	0	0

Narrative Disclosure to the Director Compensation Table

Our directors do not currently receive any compensation from the Company for their service as members of the Board of Directors of the Company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of March 31, 2008, the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the our common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 5,033,450 shares of common stock issued and outstanding on March 3, 2008.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class*

Common	Marco Bastidas 404 - 10153 117th St. NW Edmonton, AB T5K 1X5	3,000,000	54.58%

Common	Total all executive officers and directors	3,000,000	54.58%

Common	5% Shareholders
	None

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	Any of our directors or officers;
•	Any person proposed as a nominee for election as a director;
•	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
•	Any of our promoters;
•	Any relative or spouse of any of the foregoing persons who has the same house address as such person.

Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.  Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Dealer Prospectus Delivery Obligation

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 13. Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$9.89
Federal Taxes	$0
State Taxes and Fees	$0
Listing Fees	$0
Printing and Engraving Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$4,500
Legal fees and expenses	$12,000

Total	$16,509.89

All amounts are estimates, other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 15. Recent Sales of Unregistered Securities

We closed an issue to 3,000,000 shares of common stock on September 5, 2007 to our sole officer and director, Marco Bastidas, at a price of $0.001 per share.  The total proceeds received from this offering were $3,000.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.  We did not engage in any general solicitation or advertising.

We completed an offering of 2,415,000 shares of our common stock at a price of $0.0075 per share to a total of nineteen (19) purchasers on January 5, 2008.  The total amount we received from this offering was $18,112.50.  We completed an offering of 81,400 shares of our common stock at $0.15 per share to a total of fourteen (14) purchasers on January 31, 2008. The total amount we received from this offering was $12,200.  The identity of the purchasers from both of these offerings is included in the selling shareholder table set forth above.  We completed both of these offerings pursuant Rule 903(C)(3) of Regulation S of the Securities Act of 1933.

Item 16. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Marvin Longabaugh, Esq., with consent to use
23.1	Consent of Moore & Associates
99.1	Geological Report of Richard A. Jeanne, Consulting Geologist

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(a) If the Company is relying on Rule 430B:

i. Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed  to be  part of the  registration  statement  as of the  date  the  filed prospectus was deemed part of and included in the registration statement; and

ii.  Each  prospectus  required  to be filed  pursuant  to Rule  424(b)(2), (b)(5),  or (b)(7) as part of a registration  statement in reliance on Rule 430B relating to an offering made pursuant to Rule  415(a)(1)(i),  (vii),  or (x) for the  purpose of  providing  the  information  required  by section  10(a) of the Securities  Act shall be deemed to be part of and  included in the  registration statement  as of the earlier of the date such form of  prospectus  is first used after  effectiveness  or the date of the first contract of sale of securities in the  offering  described  in the  prospectus.  As  provided  in Rule  430B,  for liability  purposes  of the  issuer  and any  person  that  is at  that  date an underwriter,  such  date  shall  be  deemed  to be a new  effective  date of the registration  statement relating to the securities in the registration statement to which that  prospectus  relates,  and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering  thereof;  provided, however,  that no statement made in a registration  statement or prospectus that is part of the  registration  statement  or made in a document  incorporated  or deemed  incorporated by reference into the registration  statement or prospectus that is part of the  registration  statement will, as to a purchaser with a time of  contract  of sale  prior to such  effective  date,  supersede  or modify any statement  that was made in the  registration  statement or prospectus  that was part of the  registration  statement  or made in any such  document  immediately prior to such effective date; or

(b) If the Company is subject to Rule 430C:

Each  prospectus  filed  pursuant to Rule 424(b) as part of a  registration statement relating to an offering, other than registration statements relying on Rule 430B or other than  prospectuses  filed in reliance on Rule 430A,  shall be deemed to be part of and included in the  registration  statement as of the date it is first used after effectiveness;  provided, however, that no statement made in a  registration  statement  or  prospectus  that is part of the  registration statement or made in a document incorporated or deemed incorporated by reference into the  registration  statement or prospectus that is part of the registration statement  will, as to a purchaser with a time of contract of sale prior to such first use,  supersede or modify any statement that was made in the  registration statement or prospectus that was part of the  registration  statement or made in any such document  immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:  The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to the purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)  Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Edmonton, Alberta, Canada, on May 6, 2008.

WESTERN RIDGE MINERALS, INC.

By: /s/Marco Bastidas
Marco Bastidas
President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and sole Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marco Bastidas as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

By: /s/Marco Bastidas Marco Bastidas President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and sole Director May 6, 2008